CODE OF ETHICS WITH RESPECT TO

                    SECURITIES TRANSACTIONS OF ACCESS PERSONS

                                       FOR

                              THE AAL MUTUAL FUNDS

                     AAL VARIABLE PRODUCT SERIES FUND, INC.

                          AID ASSOCIATION FOR LUTHERANS

                                       AND

                       AAL CAPITAL MANAGEMENT CORPORATION

                                TABLE OF CONTENTS

                                                                          PAGE


I.       INTRODUCTION        ...............................................3

II.      DEFINITIONS         ...............................................4

III.     STATEMENT OF GENERAL PRINCIPLES....................................6

IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES......................7

V.       EXEMPT TRANSACTIONS ...............................................9

VI.      REPORTING REQUIREMENTS OF ACCESS PERSONS.......................... 9

VII.     COMPLIANCE MONITORING..............................................11

VIII.    REVIEW BY BOARD OF DIRECTORSITRUSTEES..............................11

IX.      RECORDS RETENTION   ...............................................12

X.       CONFIDENTIAL TREATMENT.............................................12

XI.      VIOLATIONS OF THIS CODE............................................13

XII.     INTERPRETATION OF PROVISIONS.......................................13

XIII.    AMENDMENTS TO THE CODE.............................................13

APPENDIX A

APPENDIX B

APPENDIX C

APPENDIX D

APPENDIX E

APPENDIX F

THREE COMPLIANCE CATEGORIES

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

QUARTERLY SECURITIES TRANSACTIONS REPORT

INITIAL CERTIFICATION

ANNUAL CERTIFICATION

FINAL CERTIFICATION

I.       INTRODUCITON

     Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent "Access Persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.(1) Pursuant to the requirements of the Rule, The AAL Mutual Funds and the AAL Variable Product Series Fund, Inc. (together the "Funds") and AAL Capital Management Corporation and Aid Association for Lutherans (together the "Advisers") have adopted this Code of Ethics (the "Code") with respect to securities transactions of the directors/trustees, officers, and certain employees of the Funds and the Advisers that come within the term "Access Person," as defined below. To the extent the Funds employ a sub-adviser to manage any series of the Funds, the provisions of the Code shall apply to the sub-adviser with respect to the series of the Funds for which it acts as sub-adviser.



(1) Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" by such investment company, to engage in any of the following acts, practices or courses of business:

     A. employ any device, scheme, or artifice to defraud such investment company,

     B. make to such investment company any untrue statement of a material fact or omit to state to such investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     C. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

     D. engage in any manipulative practice with respect to such investment company.

This Code reflects the principal recommendations in the May 9,1994 Report of the Investment Company Institute Advisory Group on Personal Investing. It is intended to provide guidance to access persons of the Funds and the Adviser in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Funds or their shareholders.(2)



(2) Consistent with Section 206 of the Investment Advisers Act of 1940 and Rules 204-2(a)(12) and (13), and to the extent appropriate, the Access Persons of the Advisers shall abide by the principles established by this Code and the specific reporting and other requirements hereof when dealing with other advisory clients of the Advisers.


         Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to certify initially, and annually thereafter, that you have read, understood and complied with this Code. See Appendices D, E and F.

         If you have any questions concerning this Code, please contact the Compliance Officer ("Compliance Officer").


II.      DEFINITIONS.

     A.   Access Person. "Access Person" means the following:

          1. With respect to the Funds and AAL Capital Management Corporation, any Director/Trustee, officer or "Advisory Person" (see definition below) of the Funds or AAL Capital Management Corporation.

          2. With respect to Aid Association for Lutherans, any director, officer, or Advisory Person (as defined below) of Aid Association for Lutherans who, with respect to any of the Funds, makes any recommendation, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to any of the Funds; or who, in connection with his/her duties, obtains any information concerning securities recommendations being made to any of the Funds.

     B. Advisory Person. Advisory Person means (a) any employee of the Funds or the Advisers who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined in II.H. below) by or on behalf of the Funds, or (b) any employee of the Funds or the Advisers whose functions relate to the making of any recommendations with respect to such purchases or sales.

          In the event that any individual or company is in a control relationship with the Funds or the Advisers, the term "Advisory Person" includes such individual company, or any employee of such a company to the same extent as an employee of the Funds or the Advisers.

     THE DIFFERENCES BETWEEN ACCESS PERSONS, ADVISORY PERSONS AND PORTFOLIO MANAGERS ARE OFTEN CONFUSING. IN AN EFFORT TO CLARIFY THIS SITUATION, PLEASE SEE APPENDIX A.

     C. Beneficial Ownership. Beneficial Ownership has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an Access Person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the Access Person directs or controls, whether the person lives with the Access Person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest solely by virtue of serving as a trustee or executor unless he/she or a member of his/her immediate family has a vested interest in the income or principal of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Compliance Officer, and should be reviewed carefully by any Access Person before preparing any reports required by this Code.

     D. Being Considered for Purchase or Sale. A security is Being Considered for Purchase or Sale when a recommendation to purchase or sell such security has been made and communicated by an Advisory Person of the Funds or the Advisers, in the course of his/her duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     E. Control. Control means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

     F. Independent Trustee. The term Independent Director/Trustee means a director/trustee of the Funds who is not an "interested person" of the Funds within the meaning of Section 2(a)(19) of the 1940 Act. These Directors/Trustees have been designated by the Funds.

     G. Portfolio Manager. A Portfolio Manager is a person who makes decisions as to the purchase or sale of portfolio securities of the Funds.

     H. Security. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act, as well as futures and commodities. Included within the definition are interests in self-directed retirement plans. Excluded are interests in independently managed retirement plans. Also excluded from this definition are shares of registered open-end investment companies (mutual funds and variable annuities), securities issued (irrespective of maturity) as direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, and various "money market instruments" (e.g., conventional repurchase agreements, U.S. Government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase.

     I.   Security   Transaction.   The  term  Security  Transaction  means  the
          execution, either directly or indirectly, of any purchase or sale of a security.

     J. Security Held or to be Acquired by the Funds. Security Held or to be Acquired by the Funds means:

          1.   Any Security which, within the most recent 15 days:

               a.   Is or has been held by the Funds; or

               b. Is Being Considered for Purchase or Sale by the Adviser for the Funds; and

          2. Any option to purchase or sell, and any Security convertible into or exchangeable for, a Security.


III.     STATEMENT OF GENERAL PRINCIPLES.

         The following general fiduciary principles shall govern the personal investment activities of all Access Persons.

         Each Access Person shall adhere to the highest ethical standards and shall:

     A. at all times, place the interests of the Funds before his/her personal interests;

     B. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; and

     C. not take any inappropriate advantage of his/her position with or on behalf of the Funds.

         Access Persons should follow not only the letter of this Code, but also its spirit and their transactions will be reviewed for this purpose.


IV.      RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES.

     A. Preclearance Required for All Securities Transactions. Unless the transaction is exempt under V. below, no Access Person (other than an independent Director/Trustee of the Funds) may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a security in which such Access Person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior written clearance for such transaction from the Compliance Officer. When requesting preclearance, each Access Person should be aware that:

          1. all requests for preclearance must be set forth in writing on the standard Personal Trading Request and Authorization Form, a copy of which is attached as Appendix B.

          2. preclearance of a securities transaction is effective for the day of clearance and the next three business days.

     B. Timing of Purchases and Sales (Blackout Periods). Unless the transaction is exempt under V. below, no Access Person (other than an independent Director/Trustee of the Funds) may (I) execute a Securities Transaction on a day during which the Funds have a pending "buy" or "sell" order in that same Security, until that order has been executed or withdrawn, or (ii) purchase or sell any Security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, in a Security being considered for purchase or sale by the Funds. Additionally, no Portfolio Manager may purchase or sell as beneficial owner any Security within at least seven calendar days before and after the Funds trade (or haves traded) in that Security.

         A Security is not deemed to be Being Recommended for Purchase or Sale if it is (1) a component of an index or model which a portfolio of the AAL Variable Product Series Fund is designed to reflect unless the determination as to whether to add or delete the Security is within the discretion of an Advisory Person of the Fund; and (2) the Security is not Being Recommended for Purchase or Sale by any of the other Funds. In each case, a determination as to whether a Security is or is not deemed to be Being Recommended for Purchase or Sale will be made by the Compliance Officer.

         The foregoing blackout periods shall not apply to a transaction following written preclearance by the Compliance Officer as to a Security purchased or sold by a Fund modeled on an index of Securities and which Fund transaction is made for the purpose of maintaining existing index weightings within the Fund.

     C. Short-Term Trading Profits. Short term trading by Advisory Persons shall be looked upon with disfavor. All sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days by an Advisory Person shall be reported to the Funds' Board of Directors/Trustees.


     D. Initial Public Offerings. No Access Person may acquire any Beneficial Ownership in any Securities in an initial public offering.


     E. Gifts. No Advisory Person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Funds. Business related entertainment such as meals, tickets to the theater or a sporting activity or event which are infrequent and not unreasonable in nature are excepted from this prohibition.

     F. Private Placements. With regard to private placements, each Advisory Person shall:

          1. obtain express prior written approval from the Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Funds, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the Funds) for any acquisition of Securities in a private placement; and,

          2. if and after such authorization to acquire Securities in a private placement has been obtained, disclose any personal involvement any subsequent consideration by the Funds (or any other investment company for which he acts in a capacity as an Advisory Person) of investment in that issuer arises.

         If the Funds decide to purchase Securities of an issuer the shares of which have been previously obtained in a private placement for personal investment by an Advisory Person, that decision shall be subject to an independent review by the independent Directors/Trustees with no personal interest in the issuer.

     G. Service as a Director. No Advisory Person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors/Trustees of the Funds, based upon a determination that such service would be consistent with the interests of the Funds.

         If board service of an Advisory Person is authorized by the Board of Directors/Trustees of the Funds, such Advisory Person shall be isolated from the investment making decisions of the Funds with regard to Securities of the company on whose board the advisory person serves.

     H. Confidentiality. No Access Person shall reveal to any other person (except in the normal course of his/her duties on behalf of the Funds or the Advisers) any information regarding securities transactions made, or being considered, by or on behalf of the Funds.


V.       EXEMPT TRANSACTIONS.

The prohibitions described in IV.A and B above shall not apply to:

     A. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control, or in any account of the Access Person which is managed on a discretionary basis by a person other than the Access Person and, with respect to which the Access Person does not in fact influence or control purchase or sale transactions;

     B. purchases or sales that are non-volitional on the part of the Access Person or the Funds, including mergers, recapitalization or similar transactions;

     C. purchases that are part of an issuer's or broker's automatic dividend reinvestment plan;

     D. purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

     E. purchases or sales that receive the prior approval of the Compliance Officer on the basis that (a) the transaction is not potentially harmful to the Funds, (b) the transaction would be unlikely to affect the market in which the portfolio securities for the Funds are traded, or (c) the transaction is not related economically to the Securities to be purchased, sold, or held by the Funds and the decision to purchase or sell the Security is not the result of material non-public information. As noted above, prior approval must be set forth in writing on the Personal Trading Request and Authorization Form (APPENDIX B).



VI.      REPORTING REQUIREMENTS OF ACCESS PERSONS.

     A. Certification. All Access Persons shall, when they first become subject to the Code, no less often than annually thereafter and when they change status or terminate employment, certify, in writing, that they understand that they are/have been subject to the Code, will/have complied with the Code, and will cooperate with any inquiry regarding their personal trading activities by the Funds, the Advisers or the Compliance Officer.

     B. Access Persons (other than Independent Director/Trustees of the Funds). Every Access Person (except independent Directors/Trustees of the Funds) shall complete and submit a Quarterly Report to the Compliance Officer which discloses the information required by VI.D. below with respect to transactions in any Security in which such Access Person has, or by reason of such transaction, acquires any direct or indirect Beneficial Ownership in the Security.

     C. Independent Directors/Trustees. An independent Director/Trustee of the Funds shall report a transaction in a Security if the Director/Trustee, at the time of the transaction, knew or, in the ordinary course of fulfilling his/her official duties as a Director/Trustee of the Funds, should have known that, during the 15-day period immediately preceding or after the date of the transaction by the Director/Trustee, the Security is or was purchased or sold by the Funds or was Being Considered for Purchase or Sale.

         The foregoing provision as to a Security Being Considered for Purchase or Sale shall not apply with respect to a Security merely because it is a component of an index or model which a series or portfolio of the Funds is designed to reflect.

     D. Time and Content of Quarterly Report. Every Quarterly Report shall be provided to the Compliance Officer not later than ten days after the end of each calendar quarter, whether or not there has been a transaction for the quarter. If there has been a transaction for that period, the Quarterly Report shall contain the following information:

          1. the date of the transaction, the name of the issuer, and the number of shares or the principal amount of the Security involved;

          2. the nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

          3.   the price at which the transaction was effected; and

          4. the name of the broker, dealer, or bank with or through whom the transaction was effected.

         All reports shall be made on the Quarterly Report form available from the Compliance Officer, a copy of which is attached as APPENDIX C. In lieu of the form provided as part of Appendix C, the reporting person may provide copies of monthly or quarterly brokerage statements reflecting equivalent information.

     E. Confirmations. All Access Persons (other than independent Directors/Trustees of the Funds) shall supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities transactions. These confirms may be provided directly by the Access Person or through the Brokers. However, it is the responsibility of the Access Person to ensure that confirms of all trades are provided to the Compliance Officer.

     F.   Disclosure of Personal Securities Holdings. All Advisory Persons shall
          disclose  all  personal   Securities  holdings  upon  commencement  of
          employment and thereafter on an annual basis.

     G. Disclaimer of Beneficial Ownership. No Quarterly Report shall be construed as an admission by the person making such report that he/she has any direct or indirect beneficial ownership in the Security to which the report relates.

     H. Potential Conflicts of Interest. Every Access Person shall immediately report to the Compliance Officer any factors of which the Access Person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the Access Person's transactions and Securities held or to be acquired by the Funds. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than 1/2 of 1% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

     I. Notification of Reporting Obligation. All Access Persons having a duty to file Quarterly Reports hereunder shall be informed of such duty by the Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file a Quarterly Report, an Access Person has a continuing obligation to file such report, in a timely manner, whether or not the Access Person had any Securities transactions for the quarter.


VII.     COMPLIANCE MONITORING.

         The Compliance Officer shall review all Quarterly Reports, confirmations, and other materials provided to him/her regarding personal Securities transactions by Access Persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall institute any procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Compliance Officer to report such violation to the management of the Advisers, as well as to the Board of Directors/Trustees of the Funds.


VIII.    REVIEW BY BOARD OF DIRECTORS/TRUSTEES.

         The Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors/Trustees of the Funds a report regarding the administration of this Code. If any such report indicates that any change to this Code is advisable, the Compliance Officer shall make an appropriate recommendation to the Board of Directors/Trustees. The Compliance Officer also shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Board of Directors/Trustees. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Quarterly Report, or the failure to obtain preclearance of any personal securities transaction, the Board of Directors/Trustees may impose any sanction or take such remedial actions as it deems appropriate. No Director/Trustee shall participate in a determination of whether he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.


IX.      RECORDS RETENTION.

         The Funds and the Advisers shall maintain records in the manner and to the extent set forth below, which records may be maintained on an appropriate electronic or film media under the conditions described in Rule 31a-2(f)(1) under the 1940 Act:

     A. Retention of Copy of Code. A copy of this Code shall be preserved in an easily accessible place;

     B. Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     C. Copy of Forms and Reports. A copy of each Personal Trading Request and Authorization Form and each Quarterly Report prepared and filed by an Access Person pursuant to this Code shall be preserved by the Compliance Officer for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

     D. List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms and Quarterly Reports pursuant to this Code shall be maintained in an easily accessible place; and

     E. Sites of Records to be Kept. All such records and/or documents required to be maintained pursuant to this Code shall be kept at the offices of AAL Capital Management Corporation, to which each of the Funds and Aid Association for Lutherans shall have access during normal business hours.


X.       CONFIDENTIAL TREATMENT.

         All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.


XI.      VIOLATIONS OF THIS CODE.

         Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Funds and/or the Advisers may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No Director/Trustee or officer of the Funds or the Advisers shall participate in a determination of whether he/she has committed a violation of this Code or of the imposition of any sanction against himself/herself.

         In addition, the Funds or the Advisers may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.


XII.     INTERPRETATION OF PROVISIONS

        The Board of Directors/Trustees of the Funds and management of the Advisers may, from time to time, adopt such interpretations of this Code as such Boards or management deems appropriate.


XIII.    AMENDMENTS TO THE CODE.

         Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Compliance Officer, unless the Board of Directors/Trustees of the Funds or the management of the Advisers, as appropriate, expressly determines that such amendment shall become effective on another specific date or shall not be adopted.


CODE OF ETHICS
Three Compliance Categories

ACCESS PERSONS-obtain (have "access" to) information about a fund's purchase or sale of securities in the course of their normal work. Everyone who is subject to the Code of Ethics is an Access Person and every Access Person is subject to the Code of Ethics.

ADVISORY PERSONS-are involved in the decision making process but do not make the final decision (typically traders & investment analysts).

PORTFOLIO MANAGERS-make the investment decisions for the Funds.

CODE OF ETHICS

Restrictions on Personal Investing

ACCESS PERSONS REQUIREMENTS


      (IV.A)           (IV.B)             (IV.D)         (VI.E)         (VI.B & D)       (IV.H)         (VI.H)          (VI.A)
 Preclearance of      Blackout       IPO prohibition  Copies of B/D     Quarterly   Confidentiality   Conflict of  Initial, Annual
    securities        Periods                          confirms to       Reports    except in normal   Interest       and Final
   transactions                                        Compliance     of securities      course       Situations    Certification
                                                         Officer       transactions   of business
                                                                        Compliance      Officer
Request in writing                  Total Prohibition                    Officer

                  Access person can't                                Completed Quarterly
                  buy/sell a security                                Reports Due to
                  on any day that the                                Compliance Officer
                  Fund buys/sells it.                                by 10th day
                                                                     following each
                                                                     calendar quarter
Approval in writing

Clearance day plus 3
business day approval
period

CODE OF ETHICS
Restrictions on Personal Investing

ADDITIONAL ADVISORY PERSONS REQUIREMENTS


            (IV.C)                         (IV.E)                             (IV.F)
Short-term profits w/in 60 days        Gift prohibition                  Private Placements


       Report to Board        $100 cap on gifts, etc. from any   Requires prior written approval
                              person doing business with or on
                              behalf of the investment company

                                                                 If prior approval given,  disclosure
                                                                 requirements  for that issuer in
                                                                 future considerations

                                                                 Disinterested Trustee review
                                                                 needed if Fund considers buying
                                                                 above security



             (IV.G)                              (VI.E)
  Director of publicly traded       Annual Disclosure of securities
            company                             holdings

Must have prior written approval
        of Fund Trustees

CODE OF ETHICS
Restrictions on Personal Investing

ADDITIONAL PORTFOLIO MANAGERS REQUIREMENTS

              (VI.B)
             Blackout
              Periods


 Portfolio Manager cannot buy/sell
within 7 days either side of a Fund
       trade (15 day window)

                                                                      APPENDIX B

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM FOR THE CODES OF ETHICS FOR THE AAL MUTUAL FUNDS, THE AAL VARIABLE PRODUCT SERIES FUND, INC., AID ASSOCIATION FOR LUTHERANS, AND AAL CAPITAL MANAGEMENT CORPORATION

PERSONAL TRADING REQUEST (TO BE COMPLETED PRIOR TO ANY PERSONAL TRADE):


1.   Name:

2.   Phone ext:

3.   Position:

4.   Date of proposed transaction:

5. Name of the issuer and dollar amount and number of Securities of the issuer proposed to be purchased or sold:

6.   Nature of transaction (i.e., purchase, sale): (1)

7.   Are you or is a member of your  immediate  family an officer or director of
     the issuer of the Securities or any affiliate (2) of the issuer?   Yes   No

     If yes, please describe:


8. Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the Securities: (3)



(1)  If other than a market order, please describe any proposed limits.

(2) For purposes of this question, "affiliate" includes (I) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting Securities of the issuer and (ii) any entity under common control with the issuer.

(3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.





9.   Are you aware of any material non-public information regarding the Security
     or the issuer?    Yes     No



10.  Does this transaction involve a Private Placement?       Yes     No

     Note:If you  marked  "yes,"  and you are an  Advisory  Person or  Portfolio
          Manager, you must obtain written approval from the Compliance Officer before executing the trade.

11.  Is the Security being purchased part of an Initial Public Offering?
        Yes    No

     Note:Advisory   Persons  and  Portfolio   Managers  are   prohibited   from
          participating in Initial Public Offerings.

12.  Do you  beneficially  own  more  than 1/2 of 1% of the  outstanding  equity
     Securities of the issuer?     Yes    No

     If yes, please report the total number of shares "beneficially owned":

13. Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship between the proposed transaction and any Securities Held or to be Acquired by the Funds or other managed accounts or affiliates of the Advisers that may be relevant to a determination as to the existence of a potential conflict of interest? (4)
         Yes     No

     If yes, please describe:


(4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other Securities for the Funds or the Advisers' clients. Another example would be investment in Securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Funds' or the Advisers' clients might invest in Securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

14.  Do you want to have an executed copy of this request for your files?
          Yes     No


To the best of my knowledge and belief, the answers provided above are true and correct.


                                        Signature:


                                        Date:







                 APPROVAL OR DENIAL OF PERSONAL TRADING REQUEST
           [to be completed by Compliance Officer or His/Her Designee]


______ APPROVED. The proposed transaction appears to be consistent with the policies described in the Code. Preclearance is granted from and including_______________ through____________.


______ DENIED. The proposed transaction does not appear to be consistent with the policies described in the Code and/or the conditions necessary for approval of the proposed transaction have not been satisfied. Preclearance is denied.


                                          Signed:


                                          Title:


                                          Date:

                                                                      APPENDIX C


                    QUARTERLY SECURITIES TRANSACTIONS REPORT
                     FOR THE QUARTER ENDED_________________



         Reportable Securities Transactions are all Securities transactions of Access Persons* of the AAL Mutual Funds, AAL Variable Product Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, regardless of the size of the Securities transaction; except that it shall not include shares of registered open-end investment companies (mutual funds and variable annuities), securities issued as direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper, and various money market instruments (e.g. conventional repurchase agreements, U.S. government agency obligations, obligations issued or guaranteed by foreign governments) maturing within 397 calendar days from the date of purchase. In addition, exempt transactions, as described in the Code of Ethics and interests in independently managed retirement plans need not be reported. A report must be filed quarterly, by the tenth day after the end of each calendar quarter, whether or not you have had any Securities Transactions for the prior quarter. Each report must cover all accounts in which you have a direct or indirect Beneficial Ownership* interest (unless you have no influence or control over such accounts) and all non-Adviser accounts that you manage or with respect to which you give investment or voting advice.


         I [check one] had ______ had no ______ reportable securities transactions during the above quarter. Please describe all reportable securities transactions on the following page. Copies of individual confirmations or monthly or quarterly broker statements may be attached to a signed report in lieu of setting forth the information required on the following page. Use additional copies of this form if necessary.


         To the best of my knowledge and belief, the answers set out in this Report are true and correct.


                                        Printed Name:

                                        Signature:

                                        Date:


* The terms "Access Person" and "Beneficial Ownership" are defined in the Code.

REPORTABLE SECURITIES TRANSACTIONS**


1.   Date of transaction:

2. Name of the issuer and dollar amount or number of securities of the issuer purchased or sold:



3. Nature of transaction (i.e., purchase, sale, or other type of acquisition or disposition):



4    Price at which the transaction was effected:

5. Name of broker, dealer, or bank with or through whom the transaction was effected:


** This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

                                                                      APPENDIX D


                              INITIAL CERTIFICATION


         I hereby certify that I (I) have read and understand the Code of Ethics of The AAL Mutual Funds, AAL Variable Products Series Fund, Inc., Aid Association for Lutherans, and AAL Capital Management Corporation, dated January 1,1997; (ii) recognize that I am subject to the Code of Ethics as of _______________________; and (iii) will cooperate with any inquiry regarding my personal trading activities by the Funds, the Advisers or the Compliance Officer.



                                        Signed:


                                        Name:


                                        Date:

                                                                      APPENDIX E




                              ANNUAL CERTIFICATION


         I hereby certify that I (I) have read and understand the Code of Ethics of The AAL Mutual Funds, AAL Variable Products Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, dated January 1,1997 (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, (iv) have disclosed all personal Securities transactions, over the past year, required to disclosed by the Code of Ethics, and (v) will cooperate with any inquiry regarding my personal trading activities by the Funds, the Advisers or the Compliance Officer.



                                          Signed:


                                          Name:


                                          Date:

                                                                      APPENDIX F

                               FINAL CERTIFICATION


         I hereby certify that I (I) have read and understand the Code of Ethics of The AAL Mutual Funds, the AAL Variable Products Series Fund, Inc., Aid Association for Lutherans and AAL Capital Management Corporation, dated January 1,1997 (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, (iv) have disclosed all personal Securities transactions, over the past year, required to disclosed by the Code of Ethics, and (v) will no longer be subject to the Code of Ethics after _______________________ (date of change of status or termination of my employment).

         I further certify and agree that I will assist the Compliance Officer, if necessary, after said date, to ensure that my Personal Trading file is complete and accurate.



                                          Signed:


                                          Name:


                                          Date: